Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Pointe Financial Corporation (the "Company") on Form 10-Q for the period ended September 30, 2004 as filed with the Securities and Exchange Commission (the "Report"), I, R. Carl Palmer, Jr., Chairman of the Board, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as added by ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date:  November 12, 2004

By: /s/ R. Carl Palmer, Jr.

R. Carl Palmer, Jr., Chairman of the Board,

President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Pointe Financial Corporation and will be retained by Pointe Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.